                                                                    Exhibit 10.7

         Reference is made to that certain Agreement regarding
Employment/Compensation upon Change in Control, dated April 23, 1997 (the "Agreement") between HEI, Inc., a Minnesota corporation, and Eugene W. Courtney, an executive thereof.

         In consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended and restated in its entirety as follows:

         This Agreement is entered into as of November 20, 1998, by and between HEI, Inc., a Minnesota corporation ("HEI"), and Eugene W. Courtney, an individual.

         In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

         1. HEI shall pay to Mr. Courtney the amount of $540,000 as follows:

                  (i) $40,000 upon the execution of this amendment and restatement of this Agreement, and

                  (ii) $500,000 over the 24 month period commencing January 1999 in equal monthly installments of $20,833.33 payable on the first business day of each month.

         The foregoing payments shall be in lieu of all other payments or benefits of any kind whatsoever for which HEI shall be obligated to pay to Mr. Courtney, and such payments shall be unconditionally due to Mr. Courtney irrespective of any claim of breach of this Agreement or otherwise. The remaining payments of such amounts as may be outstanding from time to time shall be unconditionally secured by a pledge of an equivalent principal balance of certificates of deposit, government securities, letters of credit or other comparable instruments, with such form of security to be reasonably acceptable to Mr. Courtney, all as provided in that Assignment/Pledge Agreement of even date herewith (the "Assignment/Pledge Agreement").

         2. For the three month period (the "First Three Month Period") commencing on the date hereof, Mr. Courtney shall devote 80% of his professional time to HEI as a consultant and advisor, and for the three month period immediately following the First Three Month Period, Mr. Courtney shall devote 40% of his professional time to such services; provided that during the six week period commencing on the date hereof, Mr. Courtney shall continue to appear at HEI's offices on business days consistent with his past practices.

         3. Mr. Courtney shall be nominated to serve, and agrees to serve if elected, as a director of HEI for a one-year term commencing at the 1999 annual meeting of HEI shareholders.

         4. HEI, Anthony J. Fant, and his affiliates ("HEI/Fant") hereby release and discharge, to the fullest extent permitted by law, Mr. Courtney from all known actions, suits, causes of action, rights, demands, and claims, fixed or contingent, that HEI/Fant now have, or in the past had, against Mr. Courtney based on, arising out of, or related to any matters arising up to the date hereof.

         Mr. Courtney hereby releases and discharges, to the fullest extent permitted by law, HEI/Fant from all known actions, suits, causes of action, rights, demands, and claims, fixed or contingent, that Mr. Courtney now has, or in the past had, against HEI/Fant, or any of them, based on, arising out of, or related to any matters arising up to the date hereof.

         5. This Agreement is the entire Agreement between the parties on its subject matter and shall be deemed to supersede any other agreements allegedly made between the parties regarding the subject matter and any other agreements relating to Mr. Courtney's employment or severance, other than the Assignment/Pledge Agreement and such agreements between HEI and Mr. Courtney regarding confidentiality and non-competition. The parties represent that no other such agreements or understandings exist.

         Additionally, this Agreement shall in no manner affect Mr. Courtney's rights to indemnification as a director, officer or employee of HEI.

         6. This Agreement may not be changed, modified or amended except in writing signed by both parties.

         7. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

         8. This Agreement shall be binding upon, and inure to the benefit of, the Company, its successors and assigns, and Mr. Courtney, his heirs, legal representatives and assigns.

         9. This Agreement is being delivered and is intended to be performed in the State of Minnesota and shall be construed and enforced in accordance with the laws of such state.

         10. This Agreement may be executed in counterparts.

Dated:  November 20, 1998                AGREED UPON AND ACKNOWLEDGED:


                                               /s/ Eugene W. Courtney
                                         -------------------------------------
                                              Eugene W. Courtney, individually


                                         HEI, INC.

                                         By:  /s/ Anthony J. Fant
                                         -------------------------------------
                                              Name:  Anthony J. Fant
                                              Title:  Chairman


                                              /s/ Anthony J. Fant
                                         -------------------------------------
                                              Anthony J. Fant, individually
                                              and for his affiliates